
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
PHILLIPS-VAN HEUSEN CORPORATION FINANCIAL STATEMENTS INCLUDED IN ITS 10-Q REPORT
FOR THE QUARTER ENDED NOVEMBER 1, 1998 AND IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          JAN-31-1999
<PERIOD-END>                               NOV-01-1998
<CASH>                                          11,070
<SECURITIES>                                         0
<RECEIVABLES>                                  128,292
<ALLOWANCES>                                     2,323
<INVENTORY>                                    285,512
<CURRENT-ASSETS>                               463,376
<PP&E>                                          91,652<F1>
<DEPRECIATION>                                       0<F1>
<TOTAL-ASSETS>                                 744,752
<CURRENT-LIABILITIES>                          200,360
<BONDS>                                        248,709
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        27,237
<OTHER-SE>                                     200,678
<TOTAL-LIABILITY-AND-EQUITY>                   744,752
<SALES>                                        976,528
<TOTAL-REVENUES>                               976,528
<CGS>                                          636,894
<TOTAL-COSTS>                                  636,894
<OTHER-EXPENSES>                               302,948
<LOSS-PROVISION>                                     0<F2>
<INTEREST-EXPENSE>                              19,494
<INCOME-PRETAX>                                 17,192
<INCOME-TAX>                                     4,940
<INCOME-CONTINUING>                             12,252
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                (1,060)
<CHANGES>                                            0
<NET-INCOME>                                    11,192
<EPS-PRIMARY>                                     0.41
<EPS-DILUTED>                                     0.41

<F1>Property, plant and equipment is presented net of accumulated depreciation.
<F2>Provision for doubtful accounts is included in other costs and expenses.

NOTE: PVH adopted FASB Statement No. 128, "Earnings Per Share", in the fourth quarter of 1997. The EPS data presented for the nine months ended November 2, 1997 would not change when computed under the guidance of this Statement.

